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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 20, 2004, relating to the financial statements and financial highlights of AIM Floating Rate Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Houston, Texas
April 28, 2004